Exhibit 99.4

Certain Risks Related to IonQ, Inc.

All references to the “Company,” “IonQ,” “we,” “us” or “our” in this presentation refer to the business of IonQ, Inc. The risks presented below are certain of the general risks related to the Company’s business, industry and ownership structure and are not exhaustive. The list below is qualified in its entirety by disclosures contained in future filings by the Company, or by third parties (including dMY Technology Group, Inc. III.) with respect to the Company, with the United States Securities and Exchange Commission (“SEC”). These risks speak only as of the date of this presentation and we make no commitment to update such disclosure. The risks highlighted in future filings with the SEC may differ significantly from and will be more extensive than those presented below.

•	IonQ has a limited operating history, which makes it difficult to forecast our future results of operations.

•	IonQ has a history of operating losses and may not achieve or sustain profitability in the future.

•	IonQ may not be able to scale its business quickly enough to meet its customers’ growing needs, and if it is not able to grow efficiently, its operating results could be harmed.

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The quantum computing industry is competitive on a global scale with many countries aspiring to successfully develop quantum computing. If IonQ is not able to compete successfully, its business, financial results and future prospects will be harmed.

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The quantum computing industry is in its early stages and volatile, and if it does not develop, if it develops slower than IonQ expects, if it develops in a manner that does not require use of IonQ’s quantum computing solutions, if it encounters negative publicity or if IonQ’s solution does not drive commercial engagement, the growth of its business will be harmed.

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Even if IonQ is successful in developing quantum computing systems and executing its strategy, competitors in the industry may achieve technological breakthroughs which render IonQ’s quantum computing systems obsolete or inferior to other products.

•	If IonQ’s computers fail to achieve a broad quantum advantage, or it is delayed in doing so, its business, financial condition and future prospects may be harmed.

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IonQ’s operating and financial results forecast relies in large part upon assumptions and analyses developed by the company. If these assumptions or analyses prove to be incorrect, IonQ’s actual operating results may be materially different from its forecasted results.

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IonQ’s estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which it competes achieves the forecasted growth, IonQ’s business could fail to grow at similar rates, if at all.

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IonQ may be unable to successfully scale up manufacturing of its products in sufficient quantity and quality, in a timely or cost-effective manner, or at all. Unforeseen issues associated with scaling up and constructing quantum computing technology at commercially viable levels could negatively impact IonQ’s business, financial condition and results of operations.

•	IonQ could suffer disruptions, outages, defects and other performance and quality problems with its quantum computing systems or with the public cloud and internet infrastructure on which it relies.

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Supply chain issues, including a shortage of adequate component supply or manufacturing capacity, or any political challenges between the United States and countries in which IonQ suppliers are located, including China, could have an adverse impact on its business and operating results.

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If IonQ cannot successfully execute on its strategy, including in response to changing customer needs and new technologies and other market requirements, or achieve its objectives in a timely manner, its business, financial condition and results of operations could be harmed.

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IonQ is highly dependent on its co-founders, who are employed by Duke University, and its ability to attract and retain senior management and other key employees, such as quantum physicists and other key technical employees is critical to its success. If IonQ is unable to retain talented, highly-qualified senior management, engineers and other key employees or attract them when needed, it could negatively impact its business.

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IonQ’s failure to effectively develop and expand its sales and marketing capabilities could harm its ability to increase its customer base and achieve broader market acceptance of its quantum computing capabilities.

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IonQ depends on a particular isotope of an atomic element that provides qubits for its ion trap technology. If IonQ is unable to procure these isotopically enriched atomic samples, or is unable to do so on a timely and cost-effective basis, and in sufficient quantities, IonQ may incur significant costs or delays which could negatively affect its operations and business.

•	If IonQ’s quantum computing systems are not compatible with some or all industry-standard software and hardware, its business could be harmed.

•	System security and data protection breaches, as well as cyber-attacks, could disrupt IonQ’s operations, which may damage IonQ’s reputation and adversely affect its business.

•	State, federal and foreign laws and regulations related to privacy, data use and security could adversely affect IonQ.

•	IonQ is subject to U.S. and foreign anti-corruption, anti-bribery and similar laws, and non-compliance with such laws can subject us to criminal or civil liability and harm our business.

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IonQ is subject to governmental export and import controls that could impair its ability to compete in international markets due to licensing requirements and be subject to liability if it is not in compliance with applicable laws.

•	Unfavorable conditions in IonQ’s industry or the global economy could limit the company’s ability to grow its business and negatively affect its results of operations.

•	IonQ is subject to requirements relating to environmental and safety regulations and environmental remediation matters which could adversely affect its business, results of operation and reputation.

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IonQ has identified material weaknesses in its internal control over financial reporting. If IonQ is unable to remediate these material weaknesses, or if IonQ identifies additional material weaknesses in the future or otherwise fails to maintain an effective system of internal control over financial reporting, this may result in material misstatements of IonQ’s consolidated financial statements or cause IonQ to fail to meet its periodic reporting obligations or cause our access to the capital markets to be impaired.

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IonQ may need additional capital to pursue its business objectives and respond to business opportunities, challenges or unforeseen circumstances, and it cannot be sure that additional financing will be available.

•	Acquisitions, divestitures, strategic investments and strategic partnerships could disrupt IonQ’s business and harm its financial condition and operating results.

•	The COVID-19 pandemic could negatively impact on IonQ’s business, results of operations and financial condition.

•	IonQ’s business is exposed to risks associated with litigation, investigations and regulatory proceedings.

•	IonQ’s ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the business combination or other ownership changes.

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Licensing of intellectual property is of critical importance to IonQ’s business. For example, IonQ licenses patents (some of which are foundational patents) and other intellectual property from the University of Maryland and Duke University on an exclusive basis. If the license agreement with these universities terminates, or if any of the other agreements under which IonQ acquired or licensed, or will acquire or license, material intellectual property rights is terminated, IonQ could lose the ability to develop and operate its business.

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If IonQ is unable to obtain and maintain patent protection for its products and technology, or if the scope of the patent protection obtained is not sufficiently broad or robust, its competitors could develop and commercialize products and technology similar or identical to IonQ’s, and its ability to successfully commercialize its product and technology may be adversely affected. Moreover, the secrecy of our trade secrets could be compromised, which could cause us to lose the competitive advantage resulting from these trade secrets.

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IonQ’s patent applications may not result in issued patents or its patent rights may be contested, circumvented, invalidated or limited in scope, any of which could have a material adverse effect on IonQ’s ability to prevent others from interfering with its commercialization of its products.

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IonQ may face patent infringement and other intellectual property claims that could be costly to defend, result in injunctions and significant damage awards or other costs (including indemnification of third parties or costly licensing arrangements (if licenses are available at all)) and limit our ability to use certain key technologies in the future or require development of non-infringing products, services, or technologies, which could result in a significant expenditure and otherwise harm our business.

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Some of our in-licensed intellectual property, including the intellectual property licensed from the University of Maryland and Duke University, has been conceived or developed through government funded research and thus may be subject to federal regulations providing for certain right for the United States government or imposing certain obligations on IonQ, such as a license to the United States government under such intellectual property, “march-in” rights, certain reporting requirements and a preference for U.S.-based companies, and compliance with such regulations may limit IonQ’s exclusive rights and its ability to contract with non-U.S. manufacturers.

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Following the consummation of the business combination, the combined company will incur significant increased expenses and administrative burdens as a public company, which could negatively impact its business, financial condition and results of operations.

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Our success could be impacted by the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any required regulatory approvals are not obtained, are delayed, or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the stockholders of dMY is not obtained.

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If the business combination’s benefits do not meet the expectations of investors or securities analysts, the market price of dMY’s securities or, following the closing, the combined entity’s securities, may decline.